UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 11, 2006

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 452-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 11, 2006, the board of directors of Taleo Corporation (the “Company”) appointed Greg Santora as a Class I director, effective December 15, 2006. The board of directors has not yet determined on which committees, if any, Mr. Santora will serve.
Mr. Santora will participate in the non-employee director compensation arrangements described in the Company’s 2006 proxy statement. Under the terms of those arrangements, Mr. Santora will receive, among other things, annual compensation of $25,000, which Mr. Santora may elect to receive up to 50% in cash with the balance paid in the form of the Company’s securities, and an initial option to purchase 25,000 shares of the Company’s Class A common stock, which vests as to one-third of the shares on each anniversary of the grant date. In addition, it is expected that Mr. Santora will execute the Company’s standard form of indemnification agreement.
The Company’s press release announcing Mr. Santora’s appointment is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated December 14, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION
By:	/s/ Katy Murray
Katy Murray
Executive Vice President and Chief Financial Officer

Date: December 14, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 14, 2006.